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                          CERTIFICATE REGARDING BROKER

SELLER:       International Press and Shear Corp.
BUYER:        IPS Balers Inc.
ASSETS:       Assets associated with operation of Seller's
              manufacturing facility in Baxley, GA
DATE:         December 10, 1999

      Seller and Purchaser each represent that neither has had any dealings with any real estate or business broker or agent in connection with the negotiation of the referenced sale and purchase transaction; and no real estate or business broker or agent is entitled to any fee or commission in connection with this transaction.


SELLER:
INTERNATIONAL PRESS AND SHEAR CORP.

By: /s/ Ted C. Flood
    -----------------------
    Ted C. Flood, Secretary


BUYER:
IPS BALERS INC.

By: /s/ Sidney Wildes
    -----------------------
    Sidney Wildes, CEO